John Hancock

MUTUAL FUNDS

John Hancock Hedged Equity & Income Fund

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Hedged Equity & Income Fund (NYSE: HEQ) with important information concerning the distribution declared on March 1, 2013 and payable on March 28, 2013. No action is required on your part.

Distribution Period: March 2013

Distribution Amount Per Common Share: $0.3230

The following table sets forth the estimated sources of the current distribution, payable March 28, 2013, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

Source	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)[1]	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date[1]
Net Investment Income	0.0291	9%	0.0291	9%
Net Realized Short Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long Term Capital Gains	0.0646	20%	0.0646	20%
Return of Capital or Other Capital Source	0.2293	71%	0.2293	71%
Total per common share	0.3230	100%	0.3230	100%

Average annual total return (in relation to NAV) for the period commencing on May 26, 2011 and ending on February 28, 2013	5.17%
Annualized current distribution rate expressed as a percentage of NAV as of February 28, 2013	7.00%
Cumulative total return (in relation to NAV) for the fiscal year through February 28, 2013	5.25%
Cumulative fiscal year to date distribution rate expressed as a percentage of NAV as of February 28, 2013	1.75%

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's managed distribution plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax

[1] The Fund's current fiscal year began on January 1, 2013, and will end on December 31, 2013.

John Hancock

MUTUAL FUNDS

John Hancock Hedged Equity & Income Fund

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Hedged Equity & Income Fund (NYSE: HEQ) with important information concerning the distribution declared on June 3, 2013 and payable on June 28, 2013. No action is required on your part.

Distribution Period:	June 2013
Distribution Amount Per Common Share:	$0.3230

The following table sets forth the estimated sources of the current distribution, payable June 28, 2013, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

Source	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)[1]	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date[1]
Net Investment Income	0.0402	12%	0.0688	11%
Net Realized Short Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long Term Capital Gains	0.0000	0%	0.0000	0%
Return of Capital or Other Capital Source	0.2828	88%	0.5772	89%
Total per common share	0.3230	100%	0.6460	100%

Average annual total return (in relation to NAV) for the period commencing on May 26, 2011 and ending on May 31, 2013	6.99%
Annualized current distribution rate expressed as a percentage of NAV as of May 31, 2013	6.80%
Cumulative total return (in relation to NAV) for the fiscal year through May 31, 2013	10.35%
Cumulative fiscal year to date distribution rate expressed as a percentage of NAV as of May 31, 2013	3.40%

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's managed distribution plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

[1] The Fund's current fiscal year began on January 1, 2013, and will end on December 31, 2013.

John Hancock INVESTMENTS

John Hancock Hedged Equity & Income Fund

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Hedged Equity & Income Fund (NYSE: HEQ) with important information concerning the distribution declared on September 3, 2013 and payable on September 30, 2013. No action is required on your part.

Distribution Period: September 2013

Distribution Amount Per Common Share: $0.3230

The following table sets forth the estimated sources of the current distribution, payable September 30, 2013, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

Source	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)[1]	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date[1]
Net Investment Income	0.0330	10%	0.1006	10%
Net Realized Short Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long Term Capital Gains	0.2900	90%	0.3692	38%
Return of Capital or Other Capital Source	0.0000[2]	0%[2]	0.4992[2]	52%[2]
Total per common share	0.3230	100%	0.9690	100%

Average annual total return (in relation to NAV) for the period commencing on May 26, 2011 and ending on August 30, 2013	6.60%
Annualized current distribution rate expressed as a percentage of NAV as of August 30, 2013	6.87%
Cumulative total return (in relation to NAV) for the fiscal year through August 30, 2013	11.31%
Cumulative fiscal year to date distribution rate expressed as a percentage of NAV as of August 30, 2013	5.15%

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's managed distribution plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the

[1] The Fund's current fiscal year began on January 1, 2013, and will end on December 31, 2013.
[2] On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.2907 (90%) and $0.8721 (90%), respectively.

John Hancock INVESTMENTS

John Hancock Hedged Equity & Income Fund

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Hedged Equity & Income Fund (NYSE: HEQ) with important information concerning the distribution declared on September 30, 2013 and payable on December 31, 2013. No action is required on your part.

Distribution Period: December 2013

Distribution Amount Per Common Share: $0.3760

The following table sets forth the estimated sources of the current distribution, payable December 31, 2013, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

Source	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)[1]	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date[1]
Net Investment Income	0.0384	10%	0.1377	10%
Net Realized Short Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long Term Capital Gains	0.3376	90%	1.2073	90%
Return of Capital or Other Capital Source	0.0000	0%	0.0000	0%
Total per common share	0.3760	100%	1.3450	100%

Average annual total return (in relation to NAV) for the period commencing on May 26, 2011 and ending on November 29, 2013	8.61%
Annualized current distribution rate expressed as a percentage of NAV as of November 29, 2013	7.65%
Cumulative total return (in relation to NAV) for the fiscal year through November 29, 2013	18.56%
Cumulative fiscal year to date distribution rate expressed as a percentage of NAV as of November 29, 2013	6.84%

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's managed distribution plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

[1] The Fund's current fiscal year began on January 1, 2013, and will end on December 31, 2013.